                                  AMENDMENT 5
                          EFFECTIVE SEPTEMBER 1, 2010

                                     TO THE

                        AUTOMATIC MONTHLY RENEWABLE TERM
                   REINSURANCE AGREEMENT FOR NON-EXCESS RISKS
                           EFFECTIVE OCTOBER 1, 2008

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                THE CANADA LIFE ASSURANCE COMPANY ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to confirm the Reinsurer's coverage for policies issued under the Issue First policy issuance program.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

1.   The above recitals are true and accurate and are incorporated herein.

2.   Article III is hereby amended to include the following item 8:

       8. The Ceding Company may issue policies on an Automatic Reinsurance basis through its Issue First policy issuance program. Issue First is a program under which a policy can be issued before the underwriting process has been completed.

          If policies issued under the Issue First program do not meet the requirements for Automatic Reinsurance set forth above, they will be deemed automatically reinsured as long they meet the additional requirements for Issue First that are documented in the Ceding Company's InfoBase data system.

          Changes to the Issue First program will be handled in accordance with
          Section XXII.L.

3. Policies under the Issue First Program that are deemed to be uninsurable based on medical evidence will be reinsured using the Reinsurance Premiums set out in Exhibit I. Exhibit I is deleted in its entirety and replaced with the attached revised Exhibit I.

4. Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between ILA and Canada Life
Amendment 5 -- Effective 09/01/2010

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

THE CANADA LIFE ASSURANCE COMPANY

By:     /s/ John Occleshaw                      By:     /s/ Jean-Francois Poulin
        --------------------------------------          ---------------------------------------
Name:   John Occleshaw, MA FIA                  Name:   Jean-Francois Poulin, FSA, FCIA
Title:  Senior Vice-President Reinsurance       Title:  Senior Vice President Life Reinsurance
Date:   October 18, 2012                        Date:   October 24, 2012

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Paul Fischer                        Attest: /s/ Michael Roscoe
        --------------------------------------          ---------------------------------------
Name:   Paul Fischer, FSA, MAAA                 Name:   Michael Roscoe, FSA, MAAA
Title:  Assistant Vice President and Actuary    Title:  Senior Vice President
        Individual Life Product Management              Individual Life Product Management
Date:   10-26-2012                              Date:   10/31/12

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between ILA and Canada Life
Amendment 5 -- Effective 09/01/2010

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION
                          EFFECTIVE SEPTEMBER 1, 2010

                       FOR SINGLE LIFE PLANS OF INSURANCE

REINSURANCE PREMIUM

YEARLY RENEWABLE TERM (YRT) REINSURANCE PREMIUM

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between ILA and Canada Life
Amendment 5 -- Effective 09/01/2010

                       FOR SINGLE LIFE PLANS OF INSURANCE

POLICIES UNDER THE ISSUE FIRST PROGRAM THAT ARE DEEMED TO BE UNINSURABLE BASED ON MEDICAL EVIDENCE

The Ceding Company will determine a life expectancy for an insured who would otherwise be deemed uninsurable. Reinsurance Premiums will be calculated as per above based on the Standard Non-Nicotine or Standard Nicotine base YRT premium plus an extra premium to cover an actuarially equivalent mortality risk for this life expectancy. This extra premium may be in the form of a Substandard Table percentage and/or a Flat Extra Premium.

ANNUAL FLAT EXTRA REINSURANCE PREMIUM

The Annual Flat Extra Reinsurance Premium for each coverage equals {(i) x [ 1-(ii) ] x [(iii) / 1,000]}, where:

(i) equals the applicable annual flat extra rate per 1,000, for the year of coverage, that the Ceding Company charges for the coverage;

(ii) equals the Flat Extra Allowance Percentage, specified below; and

(iii) equals the Reinsured Net Amount At Risk for such coverage, defined in Schedule B.

FLAT EXTRA ALLOWANCE PERCENTAGE

DURATION OF FLAT EXTRA      FIRST YEAR    RENEWAL YEARS
--------------------------------------------------------
Less than 5 years
5 years or longer

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between ILA and Canada Life
Amendment 5 -- Effective 09/01/2010

                      FOR LAST SURVIVOR PLANS OF INSURANCE

REINSURANCE PREMIUM

Reinsurance Premium shall be calculated each month for each risk reinsured as [(i) x (ii) / 1,000] / 12, where:

(i)  equals the result of the following steps:

(ii) equals the Reinsured Net Amount at Risk for the coverage, defined in Schedule B.

For the purposes of calculating Reinsurance Premium, the following will be considered separate coverages: base policy, increases in coverage, and reinsured riders. Reinsurance Premium for a single life rider attached to a last survivor policy shall be determined in accordance with the Reinsurance Premium calculations for single life plans of insurance.

YRT REINSURANCE PREMIUM RATE PER 1,000*

The YRT Reinsurance Premium Rate per 1,000 for each life for each coverage shall equal (i) x (ii) + (iii), but in no event more than 1,000, where:

(i)  equals the quantity [ (a) x (b) ], where:

       (a) equals the applicable rate from the tables of Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit III; and

       (b) equals the applicable percentage from the tables of YRT Reinsurance Rate Factors to be Applied to the Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit IV;

(ii) equals the applicable Substandard Table Percentage, specified in Exhibit V, for the risk; and

(iii) equals the Annual Flat Extra Reinsurance Premium per 1,000, as defined below.

* For purposes of determining the YRT Reinsurance Premium Rate per 1,000, a life deemed uninsurable will be treated as Table P for 20 years with a $250 flat extra for 10 years.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between ILA and Canada Life
Amendment 5 -- Effective 09/01/2010

                      FOR LAST SURVIVOR PLANS OF INSURANCE

ANNUAL FLAT EXTRA REINSURANCE PREMIUM PER 1,000

The Annual Flat Extra Reinsurance Premium per 1,000 for each coverage equals {(i) x [ 1 - (ii)]}, where:

(i) equals the applicable annual flat extra rate per 1,000, for the year of coverage, that the Ceding Company charges for the coverage; and

(ii) equals the Flat Extra Allowance Percentage, specified below.

FLAT EXTRA ALLOWANCE PERCENTAGE

DURATION OF FLAT EXTRA      FIRST YEAR    RENEWAL YEARS
--------------------------------------------------------
Less than 5 years
5 years or more

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between ILA and Canada Life
Amendment 5 -- Effective 09/01/2010

                                  AMENDMENT 7
                           EFFECTIVE OCTOBER 1, 2008

                                     TO THE

                  AUTOMATIC MONTHLY RENEWABLE TERM REINSURANCE
                         AGREEMENT FOR NON-EXCESS RISKS

                           EFFECTIVE OCTOBER 1, 2008
                               ("EFFECTIVE DATE")

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                THE CANADA LIFE ASSURANCE COMPANY ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer (collectively, the "Parties") agree that the Agreement was implemented using YRT Reinsurance Rate Factors ("Factors") which proved to be incorrect; and

WHEREAS, the Parties agreed, in Amendment 1, to incorporate revised Factors in
Exhibit IV "YRT Reinsurance Rate Factors" as of the Effective Date, with the revised Factors being implemented as follows:

(a) For billing transactions appearing in the November 2010 reinsurance billing statement and thereafter, the Ceding Company had applied the revised Factors; and

(b) For billing transactions reported to the Reinsurer prior to the November 2010 reinsurance billing statement, the Ceding Company paid the Reinsurer a
    one-time payment in the amount of       to correct the discrepancy which
    resulted from the Ceding Company's application of the initial Factors; and

WHEREAS, the Ceding Company did remit to the Reinsurer a one-time payment in the
amount of       to correct the discrepancy and such amount represented the aggregate amount of correction for the following agreements, all effective October 1, 2008:

(a) Automatic Monthly Renewable Term Reinsurance for Non-Excess Risks between Hartford Life and Annuity Insurance Company and The Canada Life Assurance Company;

(b) Automatic Monthly Renewable Term Reinsurance for Non-Excess Risks between Hartford Life Insurance Company and The Canada Life Assurance Company;

(c) Automatic and Facultative Monthly Renewable Term Reinsurance Agreement for Excess Risks between Hartford Life and Annuity Insurance Company and The Canada Life Assurance Company; and

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 7 -- Effective 10/01/2008

(d) Automatic and Facultative Monthly Renewable Term Reinsurance Agreement for Excess Risks between Hartford Life Insurance Company and The Canada Life Assurance Company; and

WHEREAS, notwithstanding the agreement of the Parties in Amendment 1 that the above-mentioned one-time payment would be the full and final settlement regarding this matter, the Parties now wish to recalculate all billing transactions from the Effective Date using the revised Factors; and

WHEREAS, notwithstanding the agreement of the Parties in Amendment 1 that the Ceding Company would not alter its administrative systems, the Parties now agree that the Ceding Company shall alter its administrative systems to enable the recalculation of premium.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

1.   The above recitals are true and accurate and are incorporated herein.

2.   The Reinsurer shall make a refund to the Ceding Company in the amount of representing the aggregate amount of correction.

3. The Ceding Company shall recalculate all billing transactions from the Effective Date and pay the Reinsurer accordingly.

4. Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

In witness of the foregoing, the Parties have, by their respective authorized officers, executed this Amendment in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, on the dates indicated below, with an effective date of October 1, 2008.

THE CANADA LIFE ASSURANCE COMPANY

By:     /s/ John Occleshaw                      By:     /s/ Jean-Francois Poulin
        --------------------------------------          ---------------------------------------
Name:   John Occleshaw, MA FIA                  Name:   Jean-Francois Poulin, FSA, FCIA
Title:  Senior Vice-President Reinsurance       Title:  Senior Vice President Life Reinsurance
Date:   Jun 15 2012                             Date:   6/18/12

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Paul Fischer                        Attest: /s/ Donna R. Jarvis
        --------------------------------------          --------------------------------
Name:   Paul Fischer, FSA, MAAA                 Name:   Donna R. Jarvis
Title:  Assistant Vice President and Actuary    Title:  Vice President and Actuary
        Individual Life Product Management
Date:   7-10-12                                 Date:   July 10, 2012

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 7 -- Effective 10/01/2008

                                  AMENDMENT 8
                            EFFECTIVE MARCH 1, 2012

                                     TO THE

                        AUTOMATIC MONTHLY RENEWABLE TERM
                   REINSURANCE AGREEMENT FOR NON-EXCESS RISKS
                           EFFECTIVE OCTOBER 1, 2008

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                THE CANADA LIFE ASSURANCE COMPANY ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to restate the definition of Working Reserve for the Reinsured Net Amount at Risk to reflect that it is the approximate value of the reserve net of other reinsurance arrangements held by the Ceding Company; and

WHEREAS, the Ceding Company and the Reinsurer wish to acknowledge that Hartford Bicentennial UL Freedom and Hartford Bicentennial UL Joint Freedom II will now use NAR Type B only.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

1.   The above recitals are true and accurate and are incorporated herein.

2. Schedule A is hereby deleted in its entirety and replaced with the attached, revised Schedule A.

3. Schedule B is hereby deleted in its entirety and replaced with the attached, revised Schedule B.

4. Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 8 -- Effective 03/01/2012

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

THE CANADA LIFE ASSURANCE COMPANY

By:        /s/ John Occleshaw                              By:        /s/ Jean-Francois Poulin
           ----------------------------------------------             ----------------------------------------------
Name:      John Occleshaw, MA FIA                          Name:      Jean-Francois Poulin, FSA, FCIA
Title:     Senior Vice-President                           Title:     Senior Vice President
           Reinsurance                                                Life Reinsurance
Date:      June 15 2012                                    Date:      6/18/12

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:        /s/ Paul Fischer                                Attest:    /s/ Donna R. Jarvis
           ----------------------------------------------             ----------------------------------------------
Name:      Paul Fisher, FSA, MAAA                          Name:      Donna R. Jarvis
Title:     Assistant Vice President and Actuary            Title:     Vice President and Actuary
           Individual Life Product Management
Date:      7-16-12                                         Date:      July 16, 2012

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 8 -- Effective 03/01/2012

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                            EFFECTIVE MARCH 1, 2012

                         SINGLE LIFE PLANS OF INSURANCE

                                                                                                           NAR       EFFECTIVE
BASE POLICY                                                         VALUATION MORTALITY TABLE(S)          TYPE*        DATE**
---------------------------------------------------------------------------------------------------------------------------------
Stag UL                                                       1980 CSO M/F S/NS Ultimate ALB             A         10/01/2008
Hartford Bicentennial UL Founders                             2001 CSO M/F S/NS Ultimate ANB             A         10/01/2008
Hartford UL CV                                                1980 CSO M/F S/NS Ultimate ALB             A         10/01/2008
Stag Wall Street VUL                                          1980 CSO M/F S/NS Ultimate ALB             A         10/01/2008
Stag Protector II VUL                                         1980 CSO M/F S/NS Ultimate ALB             A         10/01/2008
Hartford Leaders VUL Legacy                                   2001 CSO M/F Composite Ultimate ANB        A         10/01/2008
Stag Accumulator II VUL                                       1980 CSO M/F Unismoke Ultimate ALB         A         10/01/2008
Hartford Leaders VUL Liberty (a)                              1980 CSO M/F Unismoke Ultimate ANB         A         10/01/2008
Hartford Leaders VUL Liberty (b)                              2001 CSO M/F Composite Ultimate ANB        A         10/01/2008
Life Solutions II UL (a)                                      1980 CSO M/F S/NS Ultimate ALB             A         10/01/2008
Life Solutions II UL (b)                                      2001 CSO M/F S/NS Ultimate ALB             A         10/01/2008
Hartford Advanced Universal Life                              2001 CSO M/F S/NS Ultimate ALB             B         10/01/2008
Hartford Bicentennial UL Freedom                              2001 CSO M/F S/NS Ultimate ANB             B***      10/01/2008
Hartford Quantum II VUL (a)                                   2001 CSO M/F S/NS Ultimate ALB             A         10/01/2008
Hartford Quantum II VUL (b)                                   2001 CSO M/F S/NS Ultimate ANB             A         10/01/2008
Hartford Extraordinary Whole Life (a)                         2001 CSO M/F S/NS Ultimate ALB             A         10/01/2008
Hartford Extraordinary Whole Life (b)                         2001 CSO M/F S/NS Ultimate ANB             A         10/01/2008
Hartford Bicentennial UL Founders II                          2001 CSO M/F S/NS Ultimate ANB             A         03/05/2010
Hartford Bicentennial UL Founders II Extended Value Option    2001 CSO M/F S/NS Ultimate ANB             A         03/05/2010
Hartford Frontier Indexed Universal Life                      2001 CSO M/F S/NS Ultimate ANB             A         09/07/2010
Hartford Frontier Indexed Universal Life Extended Value       2001 CSO M/F S/NS Ultimate ANB             A         09/07/2010
Option
Hartford Founders Plus UL                                     2001 CSO M/F S/NS Ultimate ANB             A         10/03/2011
Hartford Founders Plus UL Extended Value Option               2001 CSO M/F S/NS Ultimate ANB             A         10/03/2011

------------

*   NAR Type is described in Schedule B.

** Eligibility for new business is based on issue date on or after the Effective Date shown.

*** The version of this product launched on 7/1/2010 used NAR Type A prior to 3/1/2012. As of 3/1/2012, NAR Type B is used prospectively for all in force and new policies.

RIDERS PROVIDING DEATH BENEFITS                                 EFFECTIVE
THAT ARE ELIGIBLE FOR REINSURANCE                                DATE**
---------------------------------------------------------------------------
Primary Term Insured Rider                                     10/01/2008
Other Covered Insured Term Life Rider                          10/01/2008
Cost of Living Adjustment (COLA) Rider                         10/01/2008

NOTE: NAR Type for term riders above is C. For COLA Rider, NAR Type follows Base Policy to which it is attached.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 8 -- Effective 03/01/2012

RIDERS THAT PROVIDE ADDITIONAL BENEFITS                         EFFECTIVE
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE                        DATE**
---------------------------------------------------------------------------
Accidental Death Benefit (ADB) Rider                             10/01/2008
Accelerated Benefit Rider (ABR)                                  10/01/2008
LifeAccess Accelerated Benefit Rider (LAABR)                     10/01/2008
Policy Continuation Rider                                        10/01/2008
Policy Protection Rider (PPR)                                    10/01/2008
Enhanced No Lapse Guarantee Rider                                10/01/2008
Lifetime No Lapse Guarantee Rider                                10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB) Rider             10/01/2008
Paid-Up Life Insurance Rider                                     10/01/2008
Conversion Option Rider                                          10/01/2008
Overloan Protection Rider                                        10/01/2008
Waiver of Specified Amount (WSA) Rider                           10/01/2008
Waiver of Monthly Deductions (WMD) Rider                         10/01/2008
Children's Life Insurance Rider                                  10/01/2008
Foreign Travel Exclusion Rider                                   10/01/2008
Estate Tax Repeal Benefit Rider                                  10/01/2008
Modified Surrender Value Rider                                   10/01/2008
Cash Surrender Value Endorsement                                 10/01/2008
Automatic Premium Payment Rider                                  10/01/2008
Additional Premium Rider                                         10/01/2008
Qualified Plan Rider                                             10/01/2008
Owner Designated Settlement Option Rider                         03/05/2010
DisabilityAccess Rider (DAR)                                     08/11/2009
LongevityAccess Rider                                            03/14/2011
LifeAccess Care Rider                                            04/11/2011

------------

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING ADDITIONAL DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Primary Insured Term Rider: Provides additional level term life coverage on the base policy insured.

Other Covered Insured Term Life Rider: Provides level term life coverage on an insured other than the base policy insured.

Cost of Living Adjustment (COLA) Rider: Provides for biennial face amount increases, without underwriting, based on increases in the Consumer Price Index. The maximum amount of any single increase is $50,000. Any increase can be declined by the policyholder, which stops future increases. Available only at issue and only for non-substandard issue ages 0 through 60.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 8 -- Effective 03/01/2012

RIDERS THAT PROVIDE ADDITIONAL BENEFITS THAT ARE NOT ELIGIBLE FOR REINSURANCE:

Accidental Death Benefit Rider: Pays an additional death benefit if the death on the insured is caused by a qualifying accident.

Accelerated Benefit Rider: Provides the policyholder up to 100% of the death benefit, discounted with interest, if the insured's life expectancy is 12 months or less. After acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk as described in Schedule B, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

LifeAccess Accelerated Benefit Rider (LAABR): Provides for monthly benefits (up to 2% of death benefit) if insured meets certain ADL and home-care requirements. In accordance with Schedule B, during and after acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to acceleration, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

Policy Continuation Rider: Intended to prevent the lapse of highly loaned policies.

Policy Protection Rider: Protects the death benefit of the base policy and any primary insured term rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Enhanced No Lapse Guarantee Rider: Provides that the policy will not lapse as long as cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. Length of guarantee varies by issue age.

Lifetime No Lapse Guarantee Rider: Same as Enhanced No Lapse Guarantee Rider but with lifetime guarantee.

Guaranteed Minimum Accumulation Benefit (GMAB) Rider: Provides, at the end of the GMAB Guarantee Period (usually 20 years), that the policy Account Value will be increased, if necessary, to equal the sum of gross premiums paid to that date. There is a small monthly charge and a minimum cumulative premium requirement to keep the rider in force.

Paid-Up Life Insurance Rider: Similar to the GMAB rider, with the same Guarantee Period, a monthly charge, and a cumulative premium requirement. At end of the Guarantee Period, the owner may elect to change coverage to paid-up life using the Account Value as a 5% NSP to determine the amount of coverage; however, the amount of coverage will never be lower than the sum of gross premiums paid to that date. Once elected, premiums are no longer payable.

Conversion Option Rider: During certain policy years and prior to the insured's attained age 70, the policy may be converted, without evidence of insurability, to any permanent plan of life insurance the Ceding Company then makes available for conversions of this policy.

Overloan Protection Rider: Protects a policy from terminating due to overloan.

Waiver of Specified Amount (WSA) Rider: Waives a specified amount monthly while the insured is disabled.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 8 -- Effective 03/01/2012

Waiver of Monthly Deductions (WMD) Rider: Waives monthly deduction amounts while the insured is disabled.

Children's Life Insurance Rider: Provides level term life coverage for each child of the insured.

Foreign Travel Exclusion Rider: Provides a limited death benefit (Account Value less indebtedness) if the insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Estate Tax Repeal Benefit Rider: Pays the policy Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Modified Surrender Value Rider: Changes the Cash Surrender Value definition (to equal the Account Value) if the policy is surrendered within 3 years after the policy issue date.

Cash Surrender Value Endorsement: Provides for enhanced Cash Surrender Value (equal to the current Account Value) in the event of policy surrender in the first 4 policy years, unless the policy is exchanged under Section 1035 to another company's policy.

Automatic Premium Payment Rider: Provides for any Scheduled Premium due and unpaid by the end of any Policy Grace Period to be paid by an automatic deduction from the Account Value, if the Account Value exceeds the Guaranteed Cash Value.

Additional Premium Rider: Allows additional premium amounts to be paid at the same payment intervals as scheduled premiums.

Qualified Plan Rider: Indicates that the policy is owned by a qualified plan, details the policy owner's reporting responsibilities to the Ceding Company, and describes features and activities that are unavailable when the policy is owned by a Qualified Plan.

Owner Designated Settlement Option Rider. Allows the policy owner to designate a Settlement Option to be used for the payment of Death Proceeds.

Disability Access Rider (DAR): Pays a monthly benefit upon disability of the primary insured on the life insurance policy to which it is attached. The amount of monthly benefit is permanently set at rider issue and is limited to a 24-month benefit period. The maximum monthly benefit amount is $5,000; it is further limited to 2% of the initial face amount or 30% of monthly income at policy issue. The minimum monthly benefit is $1,000.

LongevityAccess Rider: Provides for monthly benefits (up to 1% of death benefit) when the insured reaches age 90 and meets the rider's eligibility requirements. Includes a residual death benefit of 10% of the death benefit prior to withdrawals. In accordance with Schedule B, during and after withdrawals, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to withdrawals, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 8 -- Effective 03/01/2012

LifeAccess Care Rider: Similar to the LifeAccess Accelerated Benefit Rider, but filed as a health product in some states. Provides for monthly benefits (up to 2% of death benefit) if insured meets certain ADL and home-care requirements.

                        LAST SURVIVOR PLANS OF INSURANCE

                                                                                    NAR         EFFECTIVE
BASE POLICY                                     VALUATION MORTALITY TABLE(S)       TYPE*          DATE**
-----------------------------------------------------------------------------------------------------------
Hartford Leaders VUL Joint Legacy              2001 CSO M/F S/NS Ultimate ALB        A           10/01/2008
Hartford Leaders VUL Joint Legacy II           2001 CSO M/F S/NS Ultimate ANB        A           10/01/2008
Hartford Advanced Last Survivor UL             2001 CSO M/F S/NS Ultimate ALB        B           10/01/2008
Hartford Bicentennial UL Joint Freedom         2001 CSO M/F S/NS Ultimate ALB        B           10/01/2008
Hartford Bicentennial UL Joint Freedom II      2001 CSO M/F S/NS Ultimate ANB       B***         10/01/2008

------------

*   NAR Type is described in Schedule B.

** Eligibility for new business is based on issue date on or after the Effective Date shown.

*** The version of this product launched on 7/1/2010 used NAR Type A prior to 3/1/2012. As of 3/1/2012, NAR Type B is used prospectively for all in force and new policies.

RIDERS PROVIDING DEATH BENEFITS                                      EFFECTIVE
THAT ARE ELIGIBLE FOR REINSURANCE                                      DATE**
--------------------------------------------------------------------------------
Estate Protection Rider (NAR Type is C)                               10/01/2008

RIDERS THAT PROVIDE ADDITIONAL BENEFITS                              EFFECTIVE
BUT THAT ARE ELIGIBLE FOR REINSURANCE                                  DATE**
--------------------------------------------------------------------------------
LS Exchange Option Rider                                              10/01/2008
Policy Protection Rider                                               10/01/2008
Estate Tax Repeal Rider                                               10/01/2008
Foreign Travel Exclusion Rider                                        10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB) Rider                  10/01/2008
Paid-Up Life Insurance Rider                                          10/01/2008
Owner Designated Settlement Option Rider                              03/05/2010
Joint LifeAccess Rider                                                01/31/2011

------------

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Estate Protection Rider: This rider provides last survivor level term life insurance on the base policy insureds for three years.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 8 -- Effective 03/01/2012

RIDERS THAT PROVIDE ADDITIONAL BENEFITS BUT THAT ARE NOT ELIGIBLE FOR
REINSURANCE:

LS Exchange Option Rider: Allows a Last Survivor policy to be split into two Single Life policies, without new evidence of insurability, if divorce, business dissolution, or estate-tax repeal or reduction occurs. The face amount of each new Single Life policy will equal one half of the Last Survivor policy face amount. Upon a split, reinsurance will continue at point-in-scale rates for each single life, as documented in Section X.C. (This rider is not available when one of the insureds is uninsurable or above Table H.)

Policy Protection Rider: Protects the death benefit of the base policy and any Estate Protection Rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Estate Tax Repeal Rider: Will pay the Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Foreign Travel Exclusion: Provides a limited death benefit (Account Value less indebtedness) if either insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Guaranteed Minimum Accumulation Benefit Rider and Paid-Up Life Insurance Rider:
Same as Single Life riders.

Owner Designated Settlement Option Rider. Allows the policy owner to designate a Settlement Option to be used for the payment of Death Proceeds.

Joint LifeAccess Rider: Similar to the LifeAccess Accelerated Benefit Rider. Available only on Last Survivor products where the benefit will be payable for the last surviving insured if chronically ill or if both insureds are concurrently chronically ill.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 8 -- Effective 03/01/2012

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                            EFFECTIVE MARCH 1, 2012

AUTOMATIC REINSURANCE: The Ceding Company shall retain its available retention on each risk, defined below as the Retained Net Amount at Risk, subject to the applicable Ceding Company's Treaty Retention Limit shown in Exhibit II.

The Reinsurer will automatically reinsure a portion of the remainder of the risk, called the Reinsured Net Amount at Risk, as defined below in this Schedule B, not to exceed the Reinsurer's Maximum Automatic Participation Limit, as set forth in Exhibit II.

TOTAL ALLOCATION LIMIT (TAL): As shown in Exhibit II.

CEDING COMPANY'S TREATY RETENTION LIMIT (CCTRL): As shown in Exhibit II.

CEDING COMPANY'S ALLOCATED RETENTION (CCAR): As shown in Exhibit II.

CURRENT RETENTION (CURRRET) = Current amount of life insurance retained by the Ceding Company and its affiliated companies on the life for in-force life insurance coverage. (For Last Survivor risks, see the Last Survivor Limits and Retention Worksheet in Exhibit II.)

REINSURER'S ALLOCATED RETENTION (REINSARET): As shown in Exhibit II.

REINSURER'S ATTACHMENT POINT (REINSAPT): As shown in Exhibit II.

NAR TYPE for the Plan of Insurance to be reinsured under this Agreement, as shown in Schedule A.

STEP 1 -- DETERMINE TOTAL NET AMOUNT AT RISK FOR THE COVERAGE

TOTAL NET AMOUNT AT RISK (TOTNAR)* =

For NAR TYPE A, Death Benefit minus the Account Value.

For NAR TYPE B, Death Benefit minus the Working Reserve, where

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 8 -- Effective 03/01/2012

For NAR TYPE C, Death Benefit.

* In cases where the current Working Reserve is not available, the Ceding Company may estimate such amount using either a previously defined Working Reserve or the Account Value.

STEP 2 -- DETERMINE NET AMOUNT AT RISK FOR EACH "LAYER" OF COVERAGE

STEP 3 -- DETERMINE THE NAR FOR THE CEDING COMPANY AND THEN FOR THE REINSURER

MINIMUM AUTOMATIC REINSURANCE CESSION:

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 8 -- Effective 03/01/2012

                                  AMENDMENT 9
                            EFFECTIVE JULY 16, 2012

                                     TO THE

                        AUTOMATIC MONTHLY RENEWABLE TERM
                   REINSURANCE AGREEMENT FOR NON-EXCESS RISKS
                           EFFECTIVE OCTOBER 1, 2008

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                THE CANADA LIFE ASSURANCE COMPANY ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to reflect that the following Products will be added to the Agreement and the Effective Dates shown in Schedule A are the dates the products will become reinsured:

-   Hartford Frontier 2012 indexed UL,

-   Hartford Frontier 2012 Indexed UL Extended Value Option,

-   Hartford Leaders VUL Liberty 2012, and

-   Hartford Leaders VUL Liberty 2012 Extended Value Option

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

1.   The above recitals are true and accurate and are incorporated herein.

2. Schedule A is deleted in its entirety and replaced with the attached revised Schedule A.

3. Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 9 -- Effective 07/16/2012

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

THE CANADA LIFE ASSURANCE COMPANY

By:        /s/ John Occleshaw                              By:        /s/ Jean-Francois Poulin
           ----------------------------------------------             ----------------------------------------------
Name:      John Occleshaw, MA FIA                          Name:      Jean-Francois Poulin, FSA, FCIA
Title:     Senior Vice-President                           Title:     Senior Vice President
           Reinsurance                                                Life Reinsurance
Date:      October 18, 2012                                Date:      October 24, 2012

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:        /s/ Paul Fischer                                Attest:    /s/ Michael Roscoe
           ----------------------------------------------             ----------------------------------------------
Name:      Paul Fischer, FSA, MAAA                         Name:      Michael Roscoe, FSA, MAAA
Title:     Assistant Vice President and Actuary            Title:     Senior Vice President
           Individual Life Product Management                         Individual Life Product Management
Date:      10-26-2012                                      Date:      10/31/12

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 9 -- Effective 07/16/2012

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                            EFFECTIVE JULY 16, 2012

                         SINGLE LIFE PLANS OF INSURANCE

                                                                                                           NAR       EFFECTIVE
BASE POLICY                                                         VALUATION MORTALITY TABLE(S)          TYPE*        DATE**
---------------------------------------------------------------------------------------------------------------------------------
Stag UL                                                       1980 CSO M/F S/NS Ultimate ALB                A      10/01/2008
Hartford Bicentennial UL Founders                             2001 CSO M/F S/NS Ultimate ANB                A      10/01/2008
Hartford UL CV                                                1980 CSO M/F S/NS Ultimate ALB                A      10/01/2008
Stag Wall Street VUL                                          1980 CSO M/F S/NS Ultimate ALB                A      10/01/2008
Stag Protector II VUL                                         1980 CSO M/F S/NS Ultimate ALB                A      10/01/2008
Hartford Leaders VUL Legacy                                   2001 CSO M/F Composite Ultimate ANB           A      10/01/2008
Stag Accumulator II VUL                                       1980 CSO M/F Unismoke Ultimate ALB            A      10/01/2008
Hartford Leaders VUL Liberty (a)                              1980 CSO M/F Unismoke Ultimate ANB            A      10/01/2008
Hartford Leaders VUL Liberty (b)                              2001 CSO M/F Composite Ultimate ANB           A      10/01/2008
Life Solutions II UL (a)                                      1980 CSO M/F S/NS Ultimate ALB                A      10/01/2008
Life Solutions II UL (b)                                      2001 CSO M/F S/NS Ultimate ALB                A      10/01/2008
Hartford Advanced Universal Life                              2001 CSO M/F S/NS Ultimate ALB                B      10/01/2008
Hartford Bicentennial UL Freedom                              2001 CSO M/F S/NS Ultimate ANB               B***    10/01/2008
Hartford Quantum II VUL (a)                                   2001 CSO M/F S/NS Ultimate ALB                A      10/01/2008
Hartford Quantum II VUL (b)                                   2001 CSO M/F S/NS Ultimate ANB                A      10/01/2008
Hartford ExtraOrdinary Whole Life (a)                         2001 CSO M/F S/NS Ultimate ALB                A      10/01/2008
Hartford ExtraOrdinary Whole Life (b)                         2001 CSO M/F S/NS Ultimate ANB                A      10/01/2008
Hartford Bicentennial UL Founders II                          2001 CSO M/F S/NS Ultimate ANB                A      03/05/2010
Hartford Bicentennial UL Founders II Extended Value Option    2001 CSO M/F S/NS Ultimate ANB                A      03/05/2010
Hartford Frontier Indexed Universal Life                      2001 CSO M/F S/NS Ultimate ANB                A      09/07/2010
Hartford Frontier Indexed Universal Life Extended Value       2001 CSO M/F S/NS Ultimate ANB                A      09/07/2010
Option
Hartford Founders Plus UL                                     2001 CSO M/F S/NS Ultimate ANB                A      10/03/2011
Hartford Founders Plus UL Extended Value Option               2001 CSO M/F S/NS Ultimate ANB                A      10/03/2011
Hartford Frontier 2012 Indexed UL                             2001 CSO M/F S/NS Ultimate ANB                A      07/16/2012
Hartford Frontier 2012 Indexed UL Extended Value Option       2001 CSO M/F S/NS Ultimate ANB                A      07/16/2012
Hartford Leaders VUL Liberty 2012                             2001 CSO M/F Composite Ultimate ANB           A      08/06/2012
Hartford Leaders VUL Liberty 2012 Extended Value Option       2001 CSO M/F Composite Ultimate ANB           A      08/06/2012

------------

*   NAR Type is described in Schedule B.

** Eligibility for new business is based on issue date on or after the Effective Date shown.

*** The version of this product launched on 7/1/2010 used NAR Type A prior to 3/1/2012. As of 3/1/2012, NAR Type B is used prospectively for all in force and new policies.

RIDERS PROVIDING DEATH BENEFITS                                      EFFECTIVE
THAT ARE ELIGIBLE FOR REINSURANCE                                     DATE**
--------------------------------------------------------------------------------
Primary Term Insured Rider                                         10/01/2008
Other Covered Insured Term Life Rider                              10/01/2008
Cost of Living Adjustment (COLA) Rider                             10/01/2008

NOTE: NAR Type for term riders above is C. For COLA Rider, NAR Type follows Base Policy to which it is attached.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 9 -- Effective 07/16/2012

                         SINGLE LIFE PLANS OF INSURANCE

RIDERS THAT PROVIDE ADDITIONAL BENEFITS                           EFFECTIVE
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE                          DATE**
--------------------------------------------------------------------------------
Accidental Death Benefit (ADB) Rider                         10/01/2008
Accelerated Benefit Rider (ABR)                              10/01/2008
LifeAccess Accelerated Benefit Rider (LAABR)                 10/01/2008
Policy Continuation Rider                                    10/01/2008
Policy Protection Rider (PPR)                                10/01/2008
Enhanced No Lapse Guarantee Rider                            10/01/2008
Lifetime No Lapse Guarantee Rider                            10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB) Rider         10/01/2008
Paid-Up Life Insurance Rider                                 10/01/2008
Conversion Option Rider                                      10/01/2008
Overloan Protection Rider                                    10/01/2008
Waiver of Specified Amount (WSA) Rider                       10/01/2008
Waiver of Monthly Deductions (WMD) Rider                     10/01/2008
Children's Life Insurance Rider                              10/01/2008
Foreign Travel Exclusion Rider                               10/01/2008
Estate Tax Repeal Benefit Rider                              10/01/2008
Modified Surrender Value Rider                               10/01/2008
Cash Surrender Value Endorsement                             10/01/2008
Automatic Premium Payment Rider                              10/01/2008
Additional Premium Rider                                     10/01/2008
Qualified Plan Rider                                         10/01/2008
Owner Designated Settlement Option Rider                     03/05/2010
DisabilityAccess Rider (DAR)                                 08/11/2009
LongevityAccess Rider                                        03/14/2011
LifeAccess Care Rider                                        04/11/2011

------------

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING ADDITIONAL DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Primary Insured Term Rider: Provides additional level term life coverage on the base policy insured.

Other Covered Insured Term Life Rider: Provides level term life coverage on an insured other than the base policy insured.

Cost of Living Adjustment (COLA) Rider: Provides for biennial face amount increases, without underwriting, based on increases in the Consumer Price Index. The maximum amount of any single increase is $50,000. Any increase can be declined by the policyholder, which stops future increases. Available only at issue and only for non-substandard issue ages 0 through 60.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 9 -- Effective 07/16/2012

RIDERS THAT PROVIDE ADDITIONAL BENEFITS THAT ARE NOT ELIGIBLE FOR REINSURANCE:

Accidental Death Benefit Rider: Pays an additional death benefit if the death on the insured is caused by a qualifying accident.

Accelerated Benefit Rider: Provides the policyholder up to 100% of the death benefit, discounted with interest, if the insured's life expectancy is 12 months or less. After acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk as described in Schedule B, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

LifeAccess Accelerated Benefit Rider (LAABR): Provides for monthly benefits (up to 2% of death benefit) if insured meets certain ADL and home-care requirements. In accordance with Schedule B, during and after acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to acceleration, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

Policy Continuation Rider: Intended to prevent the lapse of highly loaned policies.

Policy Protection Rider: Protects the death benefit of the base policy and any primary insured term rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Enhanced No Lapse Guarantee Rider: Provides that the policy will not lapse as long as cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. Length of guarantee varies by issue age.

Lifetime No Lapse Guarantee Rider: Same as Enhanced No Lapse Guarantee Rider but with lifetime guarantee.

Guaranteed Minimum Accumulation Benefit (GMAB) Rider: Provides, at the end of the GMAB Guarantee Period (usually 20 years), that the policy Account Value will be increased, if necessary, to equal the sum of gross premiums paid to that date. There is a small monthly charge and a minimum cumulative premium requirement to keep the rider in force.

Paid-Up Life Insurance Rider: Similar to the GMAB rider, with the same Guarantee Period, a monthly charge, and a cumulative premium requirement. At end of the Guarantee Period, the owner may elect to change coverage to paid-up life using the Account Value as a 5% NSP to determine the amount of coverage; however, the amount of coverage will never be lower than the sum of gross premiums paid to that date. Once elected, premiums are no longer payable.

Conversion Option Rider: During certain policy years and prior to the insured's attained age 70, the policy may be converted, without evidence of insurability, to any permanent plan of life insurance the Ceding Company then makes available for conversions of this policy.

Overloan Protection Rider: Protects a policy from terminating due to overloan.

Waiver of Specified Amount (WSA) Rider: Waives a specified amount monthly while the insured is disabled.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 9 -- Effective 07/16/2012

Waiver of Monthly Deductions (WMD) Rider: Waives monthly deduction amounts while the insured is disabled.

Children's Life Insurance Rider: Provides level term life coverage for each child of the insured.

Foreign Travel Exclusion Rider: Provides a limited death benefit (Account Value less indebtedness) if the insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Estate Tax Repeal Benefit Rider: Pays the policy Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Modified Surrender Value Rider: Changes the Cash Surrender Value definition (to equal the Account Value) if the policy is surrendered within 3 years after the policy issue date.

Cash Surrender Value Endorsement: Provides for enhanced Cash Surrender Value (equal to the current Account Value) in the event of policy surrender in the first 4 policy years, unless the policy is exchanged under Section 1035 to another company's policy.

Automatic Premium Payment Rider: Provides for any Scheduled Premium due and unpaid by the end of any Policy Grace Period to be paid by an automatic deduction from the Account Value, if the Account Value exceeds the Guaranteed Cash Value.

Additional Premium Rider: Allows additional premium amounts to be paid at the same payment intervals as scheduled premiums.

Qualified Plan Rider: Indicates that the policy is owned by a qualified plan, details the policy owner's reporting responsibilities to the Ceding Company, and describes features and activities that are unavailable when the policy is owned by a Qualified Plan.

Owner Designated Settlement Option Rider. Allows the policy owner to designate a Settlement Option to be used for the payment of Death Proceeds.

DisabilityAccess Rider (DAR): Pays a monthly benefit upon disability of the primary insured on the life insurance policy to which it is attached. The amount of monthly benefit is permanently set at rider issue and is limited to a 24-month benefit period. The maximum monthly benefit amount is $5,000; it is further limited to 2% of the initial face amount or 30% of monthly income at policy issue. The minimum monthly benefit is $1,000.

LongevityAccess Rider: Provides for monthly benefits (up to 1% of death benefit) when the insured reaches age 90 and meets the rider's eligibility requirements. Includes a residual death benefit of 10% of the death benefit prior to withdrawals. In accordance with Schedule B, during and after withdrawals, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to withdrawals, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 9 -- Effective 07/16/2012

LifeAccess Care Rider: Similar to the LifeAccess Accelerated Benefit Rider, but filed as a health product in some states. Provides for monthly benefits (up to 2% of death benefit) if insured meets certain ADL and home-care requirements.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 9 -- Effective 07/16/2012

                        LAST SURVIVOR PLANS OF INSURANCE

                                                                                                           NAR       EFFECTIVE
BASE POLICY                                                         VALUATION MORTALITY TABLE(S)          TYPE*        DATE**
---------------------------------------------------------------------------------------------------------------------------------
Hartford Leaders VUL Joint Legacy                             2001 CSO M/F S/NS Ultimate ALB                A      10/01/2008
Hartford Leaders VUL Joint Legacy II                          2001 CSO M/F S/NS Ultimate ANB                A      10/01/2008
Hartford Advanced Last Survivor UL                            2001 CSO M/F S/NS Ultimate ALB                B      10/01/2008
Hartford Bicentennial UL Joint Freedom                        2001 CSO M/F S/NS Ultimate ALB                B      10/01/2008
Hartford Bicentennial UL Joint Freedom II                     2001 CSO M/F S/NS Ultimate ANB               B***    10/01/2008

------------

*   NAR Type is described in Schedule B.

** Eligibility for new business is based on issue date on or after the Effective Date shown.

*** The version of this product launched on 7/1/2010 used NAR Type A prior to 3/1/2012. As of 3/1/2012, NAR Type B is used prospectively for all in force and new policies.

RIDERS PROVIDING DEATH BENEFITS                                      EFFECTIVE
THAT ARE ELIGIBLE FOR REINSURANCE                                     DATE**
--------------------------------------------------------------------------------
Estate Protection Rider (NAR Type is C)                            10/01/2008

RIDERS THAT PROVIDE ADDITIONAL BENEFITS                              EFFECTIVE
BUT THAT ARE NOT ELIGIBLE FOR REINSURANCE                             DATE**
--------------------------------------------------------------------------------
LS Exchange Option Rider                                           10/01/2008
Policy Protection Rider                                            10/01/2008
Estate Tax Repeal Rider                                            10/01/2008
Foreign Travel Exclusion Rider                                     10/01/2008
Guaranteed Minimum Accumulation Benefit (GMAB) Rider               10/01/2008
Paid-Up Life Insurance Rider                                       10/01/2008
Owner Designated Settlement Option Rider                           03/05/2010
Joint LifeAccess Rider                                             01/31/2011

------------

** Eligibility for new business is based on issue date on or after the Effective Date shown.

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS PROVIDING DEATH BENEFITS THAT ARE ELIGIBLE FOR REINSURANCE:

Estate Protection Rider: This rider provides last survivor level term life insurance on the base policy insureds for three years.

RIDERS THAT PROVIDE ADDITIONAL BENEFITS BUT THAT ARE NOT ELIGIBLE FOR
REINSURANCE:

LS Exchange Option Rider: Allows a Last Survivor policy to be split into two Single Life policies, without new evidence of insurability, if divorce, business dissolution, or estate-tax repeal or reduction occurs. The face amount of each new Single Life policy will equal one half of the Last Survivor policy face amount. Upon a split, reinsurance will continue at point-in-scale rates for each single life, as documented in Section X.C. (This rider is not available when one of the insureds is uninsurable or above Table H.)

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 9 -- Effective 07/16/2012

Policy Protection Rider: Protects the death benefit of the base policy and any Estate Protection Rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Estate Tax Repeal Rider: Will pay the Account Value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010, and the Ceding Company receives a request for this benefit amount from the policy owner.

Foreign Travel Exclusion: Provides a limited death benefit (Account Value less indebtedness) if either insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Guaranteed Minimum Accumulation Benefit Rider and Paid-Up Life Insurance Rider:
Same as Single Life riders.

Owner Designated Settlement Option Rider. Allows the policy owner to designate a Settlement Option to be used for the payment of Death Proceeds.

Joint LifeAccess Rider: Similar to the LifeAccess Accelerated Benefit Rider. Available only on Last Survivor products where the benefit will be payable for the last surviving insured if chronically ill or if both insureds are concurrently chronically ill.

Allocated Retention Pool (Non-Excess Risks) -- Effective 10/01/2008 Between HLAIC and Canada Life
Amendment 9 -- Effective 07/16/2012